As filed with the U.S. Securities and Exchange Commission on April 21, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBERTY DEFENSE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

British Columbia	3812	83-0954794
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

187 Ballardvale Street, Suite 110

Wilmington, Massachusetts 01887

(888) 617-7226

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

William Frain

187 Ballardvale Street, Suite 110

Wilmington, Massachusetts 01887

(888) 617-7226

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen Older Barlow Mann Carly Ginley McGuireWoods LLP 1251 6th Avenue, 20th Floor New York, New York 10020 (212) 548-2100	Desmond Balakrishnan McMillan LLP Royal Centre 1055 W Georgia St #1500 Vancouver, BC V6E 4N7, Canada (604) 689-9111	Steven Skolnick Tracy Buffer Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (646) 414-6947

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-293217

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-1 (this “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended, by Liberty Defense Holdings, Ltd. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-293217) (the “Prior Registration Statement”), which was declared effective by the Commission on March 31, 2026.

The Registrant is filing this Registration Statement for the sole purpose of registering the sale of an additional $2,875,003 in common shares, no par value per share (“Common Shares”), or to certain purchasers pre-funded warrants (“Pre-Funded Warrants”) in lieu of Common Shares, of the Registrant. This Registration Statement also registers Common Shares issuable from time to time upon exercise of any Pre-Funded Warrants sold. The additional aggregate offering price of the securities that are being registered under this Registration Statement represents no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement.

The required opinions and consents are listed below and filed with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
5.1	Opinion of McMillan LLP
5.2	Opinion of McGuireWoods LLP
23.1	Consent of Davidson & Company LLP
23.2	Consent of McMillan LLP (included in Exhibit 5.1)
23.3	Consent of McGuireWoods LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page to the Prior Registration Statement, originally filed on February 5, 2026 and incorporated by reference herein)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, Commonwealth of Massachusetts, on this 21st day of April, 2026.

LIBERTY DEFENSE HOLDINGS, LTD.

By:	/s/ William Frain
Name: William Frain
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William Frain	Chief Executive Officer, Director	April 21, 2026
William Frain	(Principal Executive Officer)

*	Chief Financial Officer	April 21, 2026
Omar Garcia Abrego	(Principal Financial and Accounting Officer)

*	Executive Chairman	April 21, 2026
Jason Burinescu

*	Director	April 21, 2026
Linda Jacksta

*	Director	April 21, 2026
Arjun Grewal

*By:	/s/ William Frain
William Frain
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Liberty Defense Holdings, Ltd., has signed this registration statement April 21, 2026.

Liberty Defense Holdings, Ltd.

/s/ William Frain
Name:	William Frain
Title:	Chief Executive Officer